THE VICTORY PORTFOLIOS

                              AMENDED AND RESTATED
                          RULE 18f-3 MULTI-CLASS PLAN

        I.     Introduction.

               Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), the following sets forth the method for allocating fees and expenses among each class of shares of the various series (each series a "Fund") of The Victory Portfolios (the "Trust") that issue multiple classes of shares, whether now existing or subsequently established (the "Multi-Class Funds"). In addition, this Rule 18f-3 Multi-Class Plan (the "Plan") sets forth the shareholder servicing arrangements, distribution arrangements, conversion features, exchange privileges, and other shareholder services of each class of shares in the Multi-Class Funds.

               The Trust is an open-end series investment company registered under the 1940 Act, the shares of which are registered on Form N-1A under the Securities Act of 1933, as amended (Registration Nos. 33-8982 and 811-4851). Upon the effective date of this Plan, the Trust hereby elects to offer multiple classes of shares in the Multi-Class Funds pursuant to the provisions of Rule 18f-3 and this Plan. This Plan does not make any material changes to the general class arrangements and expense allocations previously approved by the Board of Trustees of the Trust (the "Board").

               The Trust currently consists of the following 38 separate Funds:

Balanced Fund                           Limited Term Income Fund
Convertible Securities Fund             Maine Municipal Bond Fund (Short-Term)
Diversified Stock Fund                  Maine Municipal Bond Fund (Intermediate)
Equity Income Fund                      Michigan Municipal Bond Fund
Established Value Fund                  National Municipal Bond Fund
Federal Money Market Fund               National Municipal Bond Fund
Financial Reserves Fund                 (Short-Intermediate)
Fund For Income                         National Municipal Bond Fund (Long)
Government Mortgage Fund                New York Tax-Free Fund
Gradison Government Reserves Fund       Ohio Municipal Bond Fund
Growth Fund                             Ohio Municipal Money Market Fund
Institutional Money Market Fund         Ohio Regional Stock Fund
Intermediate Income Fund                Prime Obligations Fund
International Growth Fund               Real Estate Investment Fund
Investment Quality Bond Fund            Small Company Opportunity Fund
Lakefront Fund                          Special Value Fund
LifeChoice Conservative Investor Fund   Stock Index Fund
LifeChoice Moderate Investor Fund       Tax-Free Money Market Fund
LifeChoice Growth Investor Fund         U.S. Government Obligations Fund
                                        Value Fund

               The Funds are authorized to issue the following classes of shares representing interests in the same underlying portfolio of assets of the respective Fund:

The Multi-Class Funds                   The Non-Multi-Class Funds
Class A, Class B and Class G Shares     Class A Shares
-----------------------------------     --------------
Balanced Fund                           Equity Income Fund
Diversified Stock Fund                  Financial Reserves Fund
International Growth Fund               Government Mortgage Fund
National Municipal Bond Fund            LifeChoice Conservative Investor Fund
New York Tax-Free Fund                  LifeChoice Growth Investor Fund
Special Value Fund                      LifeChoice Moderate Investot Fund
                                        Lakefront Fund
Class A Shares and Class B Shares       Limited Term Income Fund
---------------------------------       Maine Municipal Bond Fund (Short-Term)
Ohio Regional Stock Fund                Maine Municipal Bond Fund (Intermediate)
                                        Michigan Municipal Bond Fund
                                        National Municipal Bond Fund (Short-
                                          Intermediate)
                                        National Municipal Bond Fund (Long)
                                        Ohio Municipal Money Market Fund
                                        Prime Obligations Fund
                                        Tax-Free Money Market Fund

Class A Shares and Class G Shares
-----------------------------------
Convertible Securities Fund
Established Value Fund
Fund for Income
Growth Fund
Intermediate Income Fund
Investment Quality Bond Fund
Ohio Municipal Bond Fund
Real Estate Investment Fund
Small Company Opportunity Fund
Stock Index Fund
Value Fund

                                           Class G Shares
                                           ---------------
Investor Shares and Select Shares          Gradison Government Reserves Fund
---------------------------------
Federal Money Market Fund
Institutional Money Market Fund
U.S. Government Obligations Fund

        I.     Class Arrangements.

               The following summarizes the front-end sales charges, contingent deferred sales charges, Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges, and other shareholder services applicable to each particular class of shares of the Funds. Additional details regarding such fees and services are set forth in each Fund's current Prospectus and Statement of Additional Information.

               A.     Class A Shares:

               1.     Maximum  Initial  Sales  Load:   5.75%  (of  the  offering
                      price). Exceptions: Fund for Income and Limited Term Income Fund have an initial sales charge of 2.00% (of the offering price). Exceptions: Financial Reserves Fund, Ohio Municipal Money Market Fund, Prime Obligations Fund, and Tax-Free Money Market Fund have no sales charge.

               2.     Contingent Deferred Sales Charge:  None.

               3. Rule 12b-1 Distribution Fees: None. Exceptions: Class A Shares of the Convertible Securities Fund, Established Value Fund, Financial Reserves Fund, Fund For Income, Lakefront Fund, LifeChoice Conservative Investor Fund, LifeChoice Moderate Investor Fund, LifeChoice Growth Investor Fund, National Municipal Bond Fund, New York
                      Tax-Free Fund, Ohio Municipal Money Market Fund, and Real Estate Investment Fund each have a Rule 12b-1 Plan pursuant to which no fees are paid.

               4. Shareholder Servicing Fees: Up to 0.25% per annum of average daily net assets. Exceptions: Financial Reserves Fund and Stock Index Fund do not have shareholder servicing plans or fees.

               5.     Conversion Features:  None.

               6. Exchange Privileges: Class A shares may be exchanged with Class A shares of other Funds without incurring a sales charge. However, exchanges made into a Fund with a higher sales charge require payment of the percentage-point difference between the higher and lower sales charges. For example, investors that exchange Class A shares from the Fund for Income or the Limited Term Income Fund to purchase Class A shares of a Fund with a 5.75% sales charge would pay the 3.75% difference in sales charge. Class A shares may be exchanged with Investor Class shares or Select Class shares of Federal Money Market Fund, Institutional Money Market Fund, and U.S. Government Obligations Fund without incurring a sales charge.

               7. Other Shareholder Services: As provided in the Fund's Prospectus. These services do not differ from those applicable to Class B shares.

               B.     Class B Shares:

               1.     Initial Sales Load:  None

               2. Contingent Deferred Sales Charge ("CDSC"): 5% in the first year, declining to 1% in the sixth year, and eliminated thereafter. The CDSC is based on the original purchase cost of investment or the net asset value of the shares at the time of redemption, whichever is lower.

               3. Rule 12b-1 Distribution Fees: 0.75% per annum of the average daily net assets.

               4. Shareholder Servicing Fees: Up to 0.25% per annum of the average daily net assets.

               5. Conversion Features: Class B shares convert automatically to Class A shares eight years after purchase, based on relative net asset values of the two classes. Class B shares acquired by the reinvestment of dividends and distributions are included in the conversion.

               6. Exchange Privileges: Class B shares may be exchanged with Class B shares of other Funds without incurring a sales charge.

               7. Other Shareholder Services: As provided in the Fund's Prospectus. These services do not differ from those applicable to Class A shares.

               C.     Investor Shares:

               1.     Maximum Initial Sales Load:  None.

               2.     CDSC:  None.

               3. Rule 12b-1 Distribution Fees: Federal Money Market Fund, Institutional Money Market Fund and U.S. Government Obligations Fund each have a Rule 12b-1 Plan pursuant to which no fees are paid.

               4.     Shareholder Servicing Fees:  None.

               5.     Conversion Features:  None.

               6. Exchange Privileges: Investor shares may be exchanged with Investor shares of other Funds at relative net asset value. Investor shares may be exchanged with Class A shares of other Funds; however, such exchanges require payment of the sales charge of the other Fund's Class A shares.

               7. Other Shareholder Services: As provided in the Fund's Prospectus.

               D.     Select Shares:

               1.     Maximum Initial Sales Load:  None.

               2.     CDSC:  None.

               3. Rule 12b-1 Distribution Fees: None. Exception: Federal Money Market Fund, Institutional Money Market Fund and U.S. Government Obligations Fund each has a Rule 12b-1 Plan pursuant to which no fees are paid.

               4. Shareholder Servicing Fees: Up to 0.25% per annum of the average daily net assets.

               5.     Conversion Features:  None.

               6. Exchange Privileges: Select shares may be exchanged with Select shares of other Funds at relative net asset value. Select shares may be exchanged with Class A shares of other Funds; however, such exchanges require payment of the sales charge of the other Fund's Class A shares.

               7. Other Shareholder Services: As provided in the Fund's Prospectus.

               E.     Class G Shares

               1.     Maximum Initial Sales Load:  None.

               2.     CDSC:  None.

               3. Rule 12b-1 Distribution Fees: Small Company Opportunity Fund, Diversified Stock Fund, International Growth Fund, Established Value Fund, Value Fund, Growth Fund, Special Value Fund, Balanced Fund, Convertible Fund, and Real Estate Investment Fund: up to 0.50% per annum of average daily net assets (of which 0.25% is designated for shareholder servicing); Fund For Income, Ohio Municipal Bond Fund, Intermediate Income Fund, Investment Quality Bond Fund, National Municipal Bond Fund and New York Tax-Free Bond Fund: up to 0.25% per annum of average daily net assets (designated for shareholder servicing); Gradison Government Reserves Fund: up to 0.10% per annum of average daily net assets (designated for shareholder servicing); Class G Shares of the Stock Index Fund have a Rule 12b-1 Plan pursuant to which no fees are paid.

               4. Shareholder Servicing Fees: None; except that Class G Shares of the Stock Index Fund bear a shareholder servicing fee of up to 0.25% per annum of its average daily net assets.

               5.     Conversion Features:  None.

               6. Exchange Privileges: Class G shares may be exchanged with Class G Shares, Select Shares, or any single class money market fund shares of a Victory Fund without paying a sales charge. Shareholders who own Class G
                      Shares as of the time of the reorganization of the Gradison Funds with certain series of the Trust can exchange into Class A Shares of any Victory Fund that does not offer Class G Shares without paying a sales charge.

               7. Other Shareholder Services: As provided in the Fund's Prospectus.

        II.    Allocation of Expenses.

               Pursuant to Rule 18f-3 under the 1940 Act, the Trust shall allocate to each class of shares in a Multi-Class Fund (i) any fees and expenses incurred by the Trust in connection with the distribution of such class of shares (other than with respect to the money market Funds) under a distribution plan adopted for such class of shares pursuant to Rule 12b-1 ("Rule 12b-1 Fees") and (ii) any fees and expenses incurred by the Trust under a shareholder servicing plan in connection with the provision of shareholder services to the holders of such class of shares ("Service Plan Fees"). In addition, pursuant to Rule 18f-3, the Trust may allocate the following fees and expenses (the "Class Expenses") to a particular class of shares in a single Multi-Class Fund:

               1. transfer agent fees identified by the transfer agent as being attributable to such class of shares;

               2. printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, reports, and proxies to current shareholders of such class of shares or to regulatory agencies with respect to such class of shares;

               3. blue sky registration or qualification fees incurred by such class of shares;

               4. Securities and Exchange Commission registration fees incurred by such class of shares;

               5. the expense of administrative personnel and services (including, but not limited to, those of a fund accountant or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of such class of shares;

               6. litigation or other legal expenses relating solely to such class of shares;

               7. fees of the Board incurred as result of issues relating to such class of shares;

               8. independent accountants' fees relating solely to such class of shares; and

               9. shareholder meeting expenses for meetings of a particular class.

               Class Expenses, Rule 12b-1 Fees, and Service Plan Fees are the only expenses allocated to the classes disproportionately. The Class Expenses allocated to each share of a class during a year will differ from the Class Expenses allocated to each share of any other class by less than 50 basis points of the average daily net asset value of the class of shares with the smallest average daily net asset value.

               The initial determination of fees and expenses that will be allocated by the Trust to a particular class of shares and any subsequent changes thereto will be reviewed by the Board and approved by a vote of the Board including a majority of the Trustees who are not interested persons of the Trust. The Board will monitor conflicts of interest among the classes and agree to take any action necessary to eliminate conflicts.

               Income, realized and unrealized capital gains and losses, and any expenses of a Fund not allocated to a particular class of such Fund by this Plan shall be allocated to each class of such Fund on the basis of the relative net assets (settled shares), as defined in Rule 18f-3, of that class in relation to the net assets of such Fund.

               Income, realized and unrealized capital gains and losses, and any expenses of a non-money market Fund not allocated to a particular class of any such Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the net asset value of that class in relation to the net asset value of the Fund.

               Any dividends and other distributions on shares of a class will differ from dividends and other distributions on shares of other classes only as a result of the allocation of Class Expenses, Rule 12b-1 Fees, Service Plan Fees, and the effects of such allocations.

               The Investment Adviser will waive or reimburse its management fee in whole or in part only if the fee is waived or reimbursed to all shares of a Fund in proportion to their relative average daily net asset values. The Investment Adviser, and any entity related to the Investment Adviser, who charges a fee for a Class Expense will waive or reimburse that fee in whole or in part only if the revised fee more accurately reflects the relative costs of providing to each class the service for which the Class Expense is charged.

        III.   Board Review.

               The Board shall review this Plan as frequently as it deems necessary. Prior to any material amendment(s) to this Plan, the Board, including a majority of the Trustees that are not interested persons of the Trust, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating Class Expenses and/or Fund expenses), is in the best interest of each class of shares of a Multi-Class Fund individually and the Fund as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Board shall request and evaluate such information as it considers reasonably necessary to evaluate the proposed amendment(s) to the Plan. Such information shall address the issue of whether any waivers or reimbursements of advisory or administrative fees could be considered a cross-subsidization of one class by another and other potential conflicts of interest between classes.

               In making its initial determination to approve this Plan, the Board has focused on, among other things, the relationship between or among the classes and has examined potential conflicts of interest among classes (including those potentially involving a cross-subsidization between classes) regarding the allocation of fees, services, waivers and reimbursements of expenses, and voting rights. The Board has evaluated the level of services provided to each class and the cost of those services to ensure that the services are appropriate and the allocation of expenses is reasonable. In approving any subsequent amendments to this Plan, the Board shall focus on and evaluate such factors as well as any others it deems necessary.

Adopted May 24, 1995; Effective June 5, 1995
Amended and Restated:
December 6, 1995;
February 14, 1996;
May 31, 1996;
February 19, 1997;
October 22, 1997;
December 3, 1997;
August 28, 1998;
December 11, 1998;
February 23, 1999;
May 11, 1999;
August 17, 1999; and
December 1, 1999